UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 28, 2012

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 215-9174

Not Applicable
(Former Name Or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Employee Equity Incentive Plan

On September 28, 2012, iSatori, Inc.’s (the “Corporation”) majority shareholder approved the 2012 Employee Equity Incentive Plan (the “2012 Plan”). The 2012 Plan is intended to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Directors, employees and consultants of the Corporation are eligible to participate under the 2012 Plan. The maximum number of shares of common stock that may be delivered pursuant to awards under the 2012 Plan shall not exceed 500,000 shares of common stock.

The 2012 Plan will terminate no later than September 27, 2022.

The 2012 Plan permits the award of the following types of awards: (i) stock options (including incentive stock options), (ii) stock appreciation rights, and (iii) other stock based awards, such as stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares.

The foregoing description of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 28, 2012, the holder of a majority of the outstanding shares of  the Company’s issued and outstanding common stock signed a written consent approving the Company’s 2012 Plan under which 500,000 shares of the Company’s common stock are reserved for issuance thereunder.   In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the approval of the 2012 Plan will become effective no earlier than 20 calendar days after an information statement is sent or given to the holders of record of the Company’s common stock.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	2012 Employee Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISATORI, INC.

Dated: October 3, 2012	By:	/s/ Stephen Adelé
Stephen Adelé
President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

10.1	2012 Employee Equity Incentive Plan.